EXHIBIT 16 TO FORM 8-K

January 4, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 2, 1996, of Acorn Venture Capital corporation and are in agreement with the statements contained in the first two sentences of paragraph (a) and paragraphs (c), (d), (e) and (f) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



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                              ERNST & YOUNG LLP